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                                                                   EXHIBIT 10.27

                                AMENDMENT NO. 2
                                     TO THE
                  LICENSE AND RESEARCH COLLABORATION AGREEMENT

         THIS AMENDMENT NO. 2 ("Amendment No. 2") to that certain License and Research Collaboration Agreement dated April 24,1995 (the "KH Agreement"), as amended by Amendment No. 1 thereto dated July 15, 1995 ("Amendment No. 1") is made as of March 23,1997, by and between Geron Corporation, a Delaware corporation having its principal place of business at 230 Constitution Drive, Menlo Park, CA 94025 USA ("Geron"), and Kyowa Hakko Kogyo Co., Ltd., a Japan corporation having its principal place of business at 1-6-1 Ohtemachi, Chiyoda-ku, Tokyo, Japan ("Kyowa Hakko"). All terms not otherwise defined herein shall have the meaning given such terms in the KH Agreement. This Amendment No. 2 shall become effective upon the effective date of the P&U Agreement (as defined below).

                                    RECITALS

         WHEREAS, Geron and Kyowa Hakko entered into the KH Agreement to discover and develop inhibitors of telomerase for the treatment of cancer in humans for sale by Kyowa Hakko in the Asian Territory and by Geron or its licensees in the rest of the world;

         WHEREAS, on December 20, 1996, Geron entered into a Heads of Agreement with Pharmacia & Upjohn, S.p.A, an Italian corporation ("P&U"), that describes a collaboration to discover and develop inhibitors of telomerase for the treatment of cancer in humans for sale by P&U on a worldwide basis, subject to the terms and conditions of the KH Agreement and Amendment No. 1, as amended by this Amendment No. 2;

         WHEREAS, simultaneous with the execution of this Amendment No. 2, Geron and P&U will enter into a License and Research Collaboration Agreement on substantially the terms set forth in the Heads of Agreement (the "P&U Agreement"), and Geron, P&U and Kyowa Hakko will enter into that certain Three-Way Collaboration Agreement in the form attached hereto as Exhibit 1 (the "Three-Way Agreement");

         WHEREAS, Geron and Kyowa Hakko desire to enter into this Amendment No. 2 and the Three-Way Agreement to integrate the collaborations between Geron and P&U and Geron and Kyowa Hakko to achieve worldwide development and commercialization of telomerase inhibitors for the treatment of cancer in humans;

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows.





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                                   ARTICLE 1

                                    RESEARCH

         1.1 Research Term. Unless extended by mutual agreement of the parties, the Research Term of the KH Agreement is hereby amended to terminate on the first to occur of [*].

         1.2 Collaborative Research. Section 3.1 of the KH Agreement is hereby amended to include the efforts of P&U as provided in the Three-Way Agreement.

         1.3 Selection of compounds for Development. Section 3.5 of the KH Agreement is hereby amended to allow Kyowa Hakko to select compounds Controlled by P&U for development as provided in the Three-Way Agreement.

         1.4 Screening of Kyowa Hakko Compounds. Section 3.6 of the KH Agreement and all references thereto in the KH Agreement and Amendment No. 1 in its entirety are hereby rendered null and void. Kyowa Hakko shall have the right during the Research Term at its discretion to screen compounds for telomerase inhibitory activity or to submit such compounds to Geron for screening.

                                   ARTICLE 2

                                  DEVELOPMENT

         2.1 Product. For purposes of this Amendment No. 2, "Product" shall have the meaning set forth in the Three-Way Agreement.

         2.2 Development in the [*]. Section 4.3 of the KH Agreement is hereby amended to provide P&U the rights to participate in the development and commercialization of Products in the [*] as provided in the Three-Way Agreement.

         2.3     Development Outside the [*].  Section 4.4 of the KH
Agreement is hereby amended to grant to P&U the rights granted to Geron to develop Products outside the [*] and to grant Kyowa Hakko the right to participate in the development and commercialization of Products for sale in the [*] as provided in the Three-Way Agreement.

         2.4 Development Collaboration. Section 4.5 of the KH Agreement is hereby amended to grant P&U the right to conduct the United States clinical trials and to collect the United States clinical data in place of Geron.
Section 4.6 of the KH Agreement is hereby rendered null and void.

                                   ARTICLE 3

                                    LICENSES





* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.

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         3.1     License to Kvowa Hakko. Section 5.1 of the KH Agreement is
hereby amended to:

                 (a) subject to Section 9.2 of the Three-Way Agreement, grant Kyowa Hakko a royalty-bearing license under Geron Technology and Geron's interest in Joint Patents to make, have made, use, sell and have sold Products comprising Geron Compounds (as defined in the Three-Way Agreement) or KH Compounds (as defined in the Three-Way Agreement) in the [*] on [*] basis;

                 (b) grant Kyowa Hakko a royalty-bearing license under Geron Technology and Geron's interest in Joint Patents to make, have made, use, sell and have sold Products in [*] and

                 (c) acknowledge (i) P&U's grant of [*] with regard to Products to Kyowa Hakko in the [*] all as provided in and in accordance with the Three-Way Agreement and (ii) subject to Section 9.2 of the Three-Way Agreement, the grant to P&U of a royalty-bearing license under Geron Technology and Geron's interest in Joint Patents to make, have made, use, sell and have sold Products comprising P&U Compounds (as defined in the Three-Way Agreement) in the [*] on [*] basis.

         3.2 Sublicensing. Section 5.3 of the KH Agreement is hereby amended to confirm that Kyowa Hakko shall not be entitled to share in the compensation paid to Geron for P&U's use of KH Technology pursuant to the P&U Agreement. Further, P&U shall not be entitled to share in the compensation paid to Geron for Kyowa Hakko's use of P&U Technology pursuant to the KH Agreement. Kyowa Hakko shall have no right to sublicense its rights to sell Products comprising P&U Compounds (as defined in the Three-Way Agreement) or its [*] rights.

         3.3 New Technology. Section 5.7 of the KH Agreement is hereby amended to provide that Gerona's share of the costs of and royalties associated with any licenses to technology in the Field acquired after the Effective Date of this Amendment No. 2 shall be shared by P&U, Geron and Kyowa Hakko in accordance with the provisions of the Three-Way Agreement.

                                   ARTICLE 4

                               COMMERCIALIZATION

         4.1 Advertising and Trademarks. Section 6.2 of the KH Agreement is hereby amended to provide that Products shall be advertised and named as provided in the Three-Way Agreement.

         4.2 Manufacturing. Section 7.1 of the KH Agreement is hereby amended to provide that Products shall be acquired or manufactured as provided in the Three-Way Agreement.



* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.

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                                   ARTICLE 5

                             SHARING OF INFORMATION

         Sections 12.1, 13.1, and 15.1 of the KH Agreement are hereby amended to provide that Geron shall not be obligated to disclose to KH during the Research Term any Information concerning a telomerase inhibitor compound Controlled by P&U until such time as P&U [*] as provided in the Three-Way Agreement.

                                   ARTICLE 6

                                 PATENT RIGHTS

         6.1 Enforcement and Defense Rights. Section 13.4 of the KH Agreement is hereby amended to provide that the right to institute, prosecute and control any action or proceeding with respect to the infringement or defense of a Geron Patent, Kyowa Hakko Patent or Joint Patent relating to a Product shall be as provided in the Three-Way Agreement.

         6.2 Infringement. Section 13.6 of the KH Agreement is hereby amended to provide that if a claim of patent infringement is brought against Kyowa Hakko or Geron on account of the use, manufacture or sale of a Product, then the defense against such claim shall be conducted as provided in the Three-Way Agreement.

         6.3 Back-up Rights. Section 13.7 of the KH Agreement is hereby amended to provide that should either Geron or Kyowa Hakko determine not to file, prosecute, maintain or issue a Geron Patent, Kyowa Hakko Patent, or Joint Patent, then the rights of the party not making such determination shall be subject to P&U's rights, as provided in the Three-Way Agreement.

                                   ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

         Kyowa Hakko and Geron agree that this Amendment No. 2, the P&U Agreement, and the Three-Way Agreement do not violate the representations and warranties of Article 14 of the KH Agreement.

                                   ARTICLE 8

                                  TERMINATION

         Section 16.2 of the KH Agreement is hereby amended to provide that, in the event of a termination for breach, the non-breaching party's license after termination shall be subject to the rights of and licenses granted to P&U in the P&U Agreement and the Three-Way Agreement.



* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.



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                                   ARTICLE 9

                  INDEMNIFICATION, DISCLAIMERS AND LIMITATIONS

Except as otherwise may be provided in the supply agreements referenced in
Section 5.4 of the Three-Way Agreement, Section 17.2 of the KH Agreement is hereby amended to provide that (i) Kyowa Hakko shall not be obligated to indemnify and hold Geron harmless from and against any liability, damage, loss, cost (including reasonable attorneys' fees) and expense resulting from any claim of bodily injury or property damage relating to the development, manufacture, use, distribution or sale of any Product by P&U; and (ii) Geron shall not be obligated to indemnify and hold Kyowa Hakko harmless from and against any liability, damage, loss, cost (including reasonable attorneys' fees) and expense resulting from any claim of bodily injury or property damage relating to the development, manufacture, use, distribution or sale of any Product by P&U.

                                   ARTICLE 10

                                    GENERAL

         10.1 Three-Way Agreement. Kyowa Hakko and Geron agree and acknowledge that certain of the rights and privileges set forth in the KH Agreement, as amended by this Amendment No. 2, are subject to the terms and conditions of the Three-Way Agreement. Kyowa Hakko and Geron further agree and acknowledge that in the event of a conflict between the terms and conditions of the KH Agreement, as amended by this Amendment No. 2, and the terms and conditions of the Three-Way Agreement, the terms and conditions of the Three-Way Agreement shall prevail.

         10.2 Limited Amendment. Except as otherwise set forth in this Amendment No. 2, the KH Agreement shall remain in full force and effect.





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         IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the first date written above.

                                        GERON CORPORATION


                                        By:  /s/ Ronald W. Eastman
                                             ------------------------------


                                        KYOWA HAKKO KOGYO CO., LTD.


                                        By:  /s/  H. Yasui
                                             ------------------------------
                                             Senior Managing Director